Exhibit 99.1

RENNOVA HEALTH, INC., ANNOUNCES THE EXPIRATION OF WARRANTS TO PURCHARE OVER FOUR HUNDRED BILLION COMMON SHARES

WEST PALM BEACH, Fla. (March 26, 2024) — Rennova Health, Inc. (OTC: RNVA) announces that certain Series A, B and C warrants to purchase approximately 403,788,906,644 shares of common stock expired on March 21, 2024, and that on March 20, 2024, the Company and certain institutional warrant holders agreed that, with regard to Series B Warrants to acquire 101,350,000,000 shares of common stock, subject to certain terms, the termination date of such Warrants would be extended from March 21, 2024 to December 31, 2025.

“The expiration of such a large number of warrants significantly reduces potential dilution to common shareholders,” said Seamus Lagan, CEO of Rennova, “and extending a number of warrants as agreed, preserves the Company’s ability to access additional capital through warrant exercises if market conditions permit.”

About Rennova Health, Inc.

Rennova Health, Inc. (“Rennova,”) is a provider of health care services. The Company owns one operating hospital in Oneida, Tennessee known as Big South Fork Medical Center, a hospital located in Jamestown, Tennessee that it plans to reopen, and an alcohol and drug treatment facility and an office-based treatment facility (“OBOT”) operated by Myrtle Recovery Centers, Inc.

For more information, please visit www.rennovahealth.com

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Additional information concerning these and other risk factors are contained in the Company’s most recent filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Contact:

Rennova Health

561-855-1626

info@rennovahealth.com